THE ASHTON TECHNOLOGY GROUP, INC. AND SUBSIDIARY OF
                   OPTIMARK HOLDINGS, INC. ANNOUNCE STRATEGIC
                         INVESTMENT AND BRIDGE FINANCING


         OPTIMARK INNOVATIONS INC. TO PROVIDE ASHTON WITH $30 MILLION IN
       INTELLECTUAL PROPERTY AND OPERATING CAPITAL, OTHER PARTIES PROVIDE
                          $500,000 IN BRIDGE FINANCING

         PHILADELPHIA, PA, JERSEY CITY, NJ - FEBRUARY 5, 2002 - The Ashton Technology Group, Inc. (Ashton)(BB: ASTN.OB) and Optimark Innovations Inc., a corporation owned by affiliates of SOFTBANK Capital Partners and OptiMark, Inc. (OptiMark), a wholly owned subsidiary of OptiMark Holdings, Inc. announced today the signing of a definitive agreement representing a strategic investment in Ashton.


                  Additionally, Ashton announced that HK Weaver Group Limited has agreed to provide Ashton with up to $500,000 in bridge financing.

                  As part of the agreement with Ashton,  upon closing,  OptiMark
         Innovations will provide Ashton with assets valued at $30 million, including $10 million in cash, as well as intellectual property, licenses and management expertise. In return, OptiMark Innovations will own at least 80% of the outstanding shares of Ashton. Closing of the transaction is contingent upon, among other things, shareholder approval to increase the number of Ashton's authorized shares, completion of certain creditor negotiations, closing of a private equity investment in OptiMark Innovations and installation of a new Board of Directors commensurate with OptiMark Innovation's ownership stake in Ashton.

                  Upon closing of the strategic investment, Ashton, through its broker-dealer subsidiaries, will offer a unique service for sell-side firms, enabling them to cost-effectively guarantee Volume Weighted Average Price (VWAP) orders for their clients. To provide these guaranteed VWAP orders, Ashton will become a principal trading firm using state-of-the-art electronic trading algorithms that over the past five years have demonstrated the viability of this approach by achieving returns approximating VWAP. Ashton will continue to operate its eVWAP(R) facility for orders submitted anonymously from buy-side institutions.

                  Upon the closing of the transaction, Robert Warshaw, OptiMark's Chief Executive, will become interim CEO of Ashton, replacing Fred Rittereiser. Trevor Price, OptiMark's Executive Vice President for Product Strategy and Marketing, will become Ashton's Chief Operating Officer. James Pak, OptiMark's Executive Vice President for Strategic Development, will become Ashton's Chief Financial Officer. Fred Weingard, Ashton's Chief Technology Officer, will retain that position and his board seat. Additionally, William

         Uchimoto will continue as Ashton General Counsel and a member of the executive management team. Jennifer Andrews will keep her current responsibilities and will assume the title of Executive Vice President, Finance.

                  Mr. Warshaw said, "Ashton, under Fred Rittereiser's visionary leadership and innovation, has laid the foundation for what we believe can become a highly profitable business. We bring, in addition to needed operating capital, the critical ability as principal traders, to provide liquidity and guaranteed fills for VWAP orders for the sell-side firms." Mr. Warshaw added that Mr. Rittereiser would serve as a Special Advisor to the Board of Directors.

                  Mr. Rittereiser said, "OptiMark Innovation's intellectual property, technical support, operating capital and strong Wall Street relationships were key ingredients in the strategic partnership. The combination will create a stronger, well-capitalized firm which will accelerate the implementation of a new competitive business model."

                           NEW ASHTON MANAGEMENT TEAM

                  As part of the strategic relationship, OptiMark professionals will work with Ashton to facilitate implementation of the technology, expedite the launch of Ashton's new business and oversee the steps that the combined management believes are necessary to make the company profitable.

                  Mr. Warshaw has spent the last 21 years responsible for delivery of systems to major trading firms and exchanges in the US, Europe and Japan. He has been with OptiMark since November 1999 and served as Chief Technology Officer prior to becoming CEO. Before joining OptiMark, Mr. Warshaw was Chief Information Officer at Lazard Freres & Co. LLC. During his tenure at Lazard, Mr. Warshaw was responsible for systems strategy, development and operations for all of Lazard's Investment Banking, Capital Markets groups in the U.S., as well as for Lazard's Global Asset Management group. In addition, he was responsible for many firm-wide administrative functions. Prior to Lazard, Mr. Warshaw was a partner at McKinsey & Company, in their financial services practice. Mr. Warshaw has an undergraduate degree from the University of Pennsylvania and a Masters in Management from Northwestern University's Kellogg School of Management.

                  Mr. Price has been responsible for identifying, evaluating and building new business models that leverage OptiMark's state-of-the-art technology and patents. Prior to Optimark, Mr. Price was Chairman, CEO and Founder of SavvyJack, Inc., a business-to-business e-commerce application services provider that enabled companies to market and sell their intellectual capital. While at SavvyJack, Mr. Price was responsible for overall corporate strategy, financing, strategic business development and sales. Prior to SavvyJack, Mr. Price was Co-Founder, Co-CEO and Director of Pagoda Corporation, acquired in 2000 by Continuus Software Corporation (NASDAQ: CNSW). At Pagoda, he was responsible for sales and product development. Pagoda was spun-out of Software Services International, Inc., a global services capital firm with over 400 employees, where Mr. Price held numerous operational and management positions. Mr. Price has an undergraduate degree from the University of Pennsylvania.

                  Mr. Pak,  OptiMark's  Executive  Vice  President  of Strategic
         Development, works closely with the executive management team in the areas of structuring and negotiating transactions, capital raising efforts and implementing new business models. Prior to joining OptiMark, Mr. Pak was an investment banker at Lazard Freres & Co. LLC, focused on Mergers & Acquisitions with experience in various types of transactions including cross border acquisitions, leveraged buyouts, special committee assignments and minority investments. Mr. Pak analyzed cost structures, identified potential operating synergies and advised on capitalization issues of companies in various industries. Prior to Lazard, Mr. Pak worked at Merrill Lynch & Co. in various groups including investment banking and debt capital markets in New York and London. Mr. Pak has an undergraduate degree from New York University.

                  Ashton will immediately commence a search for a permanent CEO and a sales and marketing executive.

                        THE ASHTON TECHNOLOGY GROUP, INC.

                  Ashton is an eCommerce company that develops and operates electronic trading and intelligent matching systems for the global financial securities industry. Its focus is to develop and operate alternative trading systems, serving the needs of exchanges, institutional investors and broker-dealers in the U.S. and internationally. Its goal is to enable these market participants to trade in an electronic global trading environment that provides large order size, absolute anonymity, no market impact and lower transaction fees.

                             OPTIMARK HOLDINGS, INC.

                  OptiMark Holdings, Inc. is a leading provider of matching, negotiation and exchange technology. OptiMark designs and implements electronic market solutions for both public and private enterprise exchanges in the financial services industries. OptiMark's patented preference-based technology optimizes transactions for market participants based on multi-attribute matching or traditional price/quantity matching. OptiMark has successfully delivered its solutions and exchange platforms to some of the most demanding markets in the world and has worked with Nasdaq to build Super Montage, its next generation trading platform. OptiMark's investors include SOFTBANK Capital Partners, Dow Jones & Company and investment affiliates of AON, American Century, Goldman Sachs, Merrill Lynch and CSFB, as well as others. OptiMark is headquartered in Jersey City, New Jersey. Additional information on the company is available at http://www.optimark.com.

                                   ***********

         The foregoing press release contains forward-looking statements based on current management expectations. A variety of important factors could cause results to differ materially from such statements. Factors that could cause actual results to differ from current expectations include unexpected regulatory filing issues, industry trends, and competition. These and other risks are described in greater detail in Ashton's filings with the Securities and Exchange Commission.

         Media and Investor Relations Contact
         Fraser P. Seitel
         Telephone: (201) 784-8880
         Fax: (201) 784-1446.